EXHIBIT 99.2



                [ON LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT]



                                             February 27, 1997



VIA HAND DELIVERY
-----------------

Office of Chief Counsel
Division of Corporate Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: Baldwin Piano and Organ Company, Commission File No. 0-14903, Exclusion of Stockholder Proposal by Mr. Kenneth W. Pavia Pursuant to Rule 14a-8(d)
          ----------------------------------------------------------------------

Dear Ladies and Gentlemen:

     On September 13, 1996, Baldwin Piano and Organ Company, a Delaware corporation ("Baldwin" or the "Company"), received a stockholder proposal requesting that the Company hire an investment bank to explore any and all alternatives to enhance stockholder value, including the possible sale, merger or other business combination of the Company (the "Proposal"). The Proposal was submitted to the Company by Mr. Kenneth W. Pavia Sr. (the "Proponent"), who (together with other persons deemed to be a "group" under Rule 13d-3) claims to be the beneficial owner of 280,882 shares, or 8.2%, of the Company's issued and outstanding common stock.

     On behalf of Baldwin, we hereby notify the Securities and Exchange Commission (the "Commission") and the Proponent that Baldwin does not intend to include the Proposal in its proxy statement for the 1997 annual meeting for the reasons set forth below. By copy of this letter, we are simultaneously informing the Proponent of Baldwin's intention. This letter constitutes the Company's statement of the reasons it deems the omission to be proper.

     In accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, we are writing to request that the Division of Corporate Finance (the "Division") not recommend any enforcement action against the Company if the Proposal is omitted. We have been advised by the Company as to the factual matters set forth below. Pursuant to clause (d) of Rule 14a-8, enclosed are six (6) copies of the Proposal, the Proponent's supporting statement and this letter.

     The Proposal states: "RESOLVED that the stockholders of the company deem it desirable and in their best interest that the Board of Directors immediately engage the services of a nationally recognized investment banker to explore all other alternatives to enhance stockholder values including, a possible sale, merger or other business combinations involving the company."

     The Company believes the Proposal may be omitted from the 1997 proxy materials on each of the following, separately sufficient, grounds:

     (1) Pursuant to Rule 14a-8(c)(10) because the Proposal has been rendered moot; and

     (2) Pursuant to Rule 14a-8(c)(7) because the Proposal pertains to matters within the ordinary business operations of Baldwin.

     1. The Proposal has been rendered moot (Rule 14a-8(c)(10)).

     On February 10, 1997, the Board of Directors of Baldwin (the "Board") agreed to retain Lehman Brothers Inc. ("Lehman Brothers"), a nationally recognized investment bank, to assist Baldwin in the review, development and implementation of its strategic plan, with the focus on maximizing stockholder value. The terms of the Lehman engagement were finalized on February 24, 1997. In particular, Lehman has been specifically directed to (i) assess the value of Baldwin's non-core businesses and review strategies for such businesses; (ii) develop appropriate financial and capital structure targets and ratios, including evaluating potential sources of additional liquidity; (iii) review current sources and potential uses of Baldwin's cash flow; and (iv) review strategic opportunities available to Baldwin, including acquisitions, mergers or strategic alliances.

     Rule 14a-8(c)(10) permits a company to omit a proposal and supporting statement from its proxy materials if the proposal has been rendered moot. A proposal is rendered moot if it has been "substantially implemented by the issuer." See SEC Rel. No. 20091 (August 16, 1983). We believe that the facts enumerated above demonstrate that Baldwin has already taken specific steps to implement each and every action called for by the Proposal. Moreover, the stockholders of Baldwin would gain nothing if Baldwin were forced to repeat and incur the related expenses associated with the action called for by the Proposal after the 1997 annual meeting.

     The circumstances in the present situation are virtually identical to recent cases in which the Division has granted No-Action relief. For example, in Health Insurance of Vermont, Inc. (February 28, 1995), the proposal specified that the board of directors seek to "hire an outside firm to review potential alternatives to enhance stockholder value, including a merger of business, purchase of additional books of business, sale of the company and any other alternatives in the best interests of the stockholders." Upon receiving the proposal, the Health Insurance board formally retained KPMG Peat Marwick LLP to act as a financial advisor to Health Insurance. The Division agreed that the proposal was moot, noting that "[Health Insurance] has retained an outside financial consulting firm to evaluate various business alternatives, including those suggested by the proponent." As a result, the Division concluded that the proposal has been "substantially implemented." In this case, as in Health Insurance, the Proposal seeks only the retention of an outside firm to analyze additional ways to enhance stockholder value. In addition, as in Health Insurance, Baldwin has retained an outside firm, i.e. Lehman Brothers, a nationally recognized investment banking firm, to review the Company's strategic plan with the goal of assisting the Company in maximizing stockholder value. The Proposal at issue here does not call for any action beyond that already taken -- the engagement of Lehman Brothers on the terms described above.

     Similarly, in Stone & Webster, Inc. (February 26, 1996), the Division concurred that a proposal virtually identical to this Proposal was moot because the proposal had been "substantially implemented." [FN1] In that case, the Stone & Webster board had retained Goldman, Sachs & Co. ("Goldman") prior to the receipt of the stockholder proposal to evaluate the possible sale or merger of Stone & Webster or the acquisition by Stone & Webster of securities or assets of other companies. In fact, the Division agreed that the proposal was moot even though Goldman's advice was not to merge or sell the company, but rather to continue to implement the strategic plan previously approved by the board. In Borden, Inc. (February 23, 1994), the Division agreed that a proposal, which requested that the board of directors retain an investment banking firm to determine the value of the company if its non-food businesses were divested, was moot since Borden's board had already retained CS First Boston & Co. (and the independent members of the board had retained Lazard Freres & Co.) to review the company's business plan, including a sale or merger of the company. The Division concluded that the proposal was moot because Borden had retained an investment bank to evaluate various business alternatives, including the one suggested by the proponents, even though the investment bank was not specifically directed to assess the value of the company under certain scenarios demanded by the proponent.

--------
[FN 1] The proposal in Stone & Webster requested that the board "engage the services of a nationally recognized investment banker to explore all alternatives to enhance the value of the company, including, but not limited to, possible sale, merger, or other transaction for all assets of the company."

     Moreover, the Company's situation is entirely distinguishable from those cases in which the Division has refused to permit the omission of a stockholder proposal pursuant to Rule 14a-8(c)(10). For example, in EDO Corporation (February 16, 1995), the stockholder proposal requested that the board retain an investment banking firm to explore alternatives to enhance the company's value. The EDO board sought to exclude the proposal as moot pursuant to Rule 14a-8(c)(10) because it was the company's policy to "consult with investment bankers at any and all such times as the directors, in their discretion, deem it appropriate," and such consultations had occurred regularly over the years prior to the stockholder proposal. The Division did not concur with the company's view that the proposal had been rendered moot. Unlike the situation in EDO, Baldwin has not simply consulted with an investment banker, but rather, has specifically retained an investment banking firm for the very purposes stated in the Proposal. See also Kiddie Products, Inc. (February 9, 1989)(proposal to retain an investment banking firm was not deemed to be mooted simply because the board had considered retaining, but had not actually retained, an investment banker on numerous occasions) and MSB Bancorp, Inc. (February 20, 1996)(proposal to retain an investment bank to explore alternatives for maximizing stockholder value was not deemed to be mooted by the board's previous retention of an investment bank to explore alternatives for maximizing stockholder value).

     2. The Proposal pertains to matters relating to the conduct of the ordinary business operations of Baldwin (Rule 14a-8(c)(7)).

     Rule 14a-8(c)(7) permits a company to omit a stockholder proposal that deals with matters relating to the conduct of the ordinary business operations of the company. The purpose of subsection (c)(7) is to exclude proposals that "deal with ordinary business of a complex nature that stockholders, as a group, would not be qualified to make an informed judgment on, due to their lack of business expertise and their lack of intimate knowledge of the issuer's business." See SEC Release No. 34-12999 (November 22, 1976). In addition, the Commission has also stated that the rationale underlying the ordinary business exclusion is that it is impractical in most cases for stockholders to make management decisions at corporate meetings. See SEC Release No. 34-19135 (October 14, 1992). Moreover, Delaware corporate law provides that "the business and affairs of every corporation organized under [Delaware law] shall be managed by or under the direction of the board of directors, except as may be otherwise provided in this chapter or in its certificate of incorporation." Delaware General Corporation Law (the "DGCL") Section 141(a). Neither the other provisions of the DGCL nor Baldwin's certificate of incorporation limits in any way the authority of the board of directors to manage the Company's business and affairs. Therefore, it is the board of directors' responsibility to determine the "long-term strategic, financial and organizational goals of the corporation" and to "approve formal or informal plans for the achievement of these goals." C.L. Grimes v. Donald, 20 Del. J. Corp. L. 757 (Del. Ch. 1995).

     The Division has consistently stated that the decision to hire an investment banker or other financial advisor to assist generally in reviewing alternatives to enhance stockholder value is a matter relating to the conduct of the ordinary business operations of a registrant. The key variable in assessing whether a proposal is excludable under Rule 14a-8(c)(7) is whether the thrust of the proposal implicates ordinary business matters. Roosevelt v. E.I. Du Pont de Nemours & Co., 958 F.2d 416, 426 (D.C. Cir. 1992)

     The  Proposal  mirrors  the  proposal in Bel Fuse  Incorporated  (April 24,
1991), which called for the board to retain an investment banking firm to explore alternatives for maximizing stockholder value, including a possible sale of assets or equity. The Division found the proposal to be excludable under subsection (c)(7) since it involved the question of whether to hire an investment banker to provide advice with respect to the conduct of the business, including aspects relating to day-to-day operations. Similarly, in Integrated Circuits Incorporated (December 27, 1988), the proposal called for the hiring of an investment banker for the purpose of analyzing the financial condition of the company and making recommendations to maximize stockholder value. Again, the Division determined that the proposal was excludable on the basis that "the determination and implementation, generally, of the Company's investment strategies" is a matter relating to the conduct of ordinary business operations.

     The Proposal is substantively identical to the Integrated Circuits proposal, except that the Proposal has the additional clause "including a possible sale, merger or other business combinations involving the company." It is difficult to see how this clause, which, by the very meaning of the word "including" does nothing to narrow the substance of what precedes it, could lead to a different result from that reached in Integrated Circuits. In addition, the Proponent, by using the word "possible," implicitly admits that a sale, merger or other business combination might not be the best way to maximize stockholder value. Instead, cost cutting initiatives, attempts to expand the Company's current business into new geographical or other markets, new pricing methods for its products and other such considerations all affect the Company's costs, expenses, profitability and prospects, which in turn impact the stock price. Clearly, these types of initiatives implicate the ordinary business operations of the Company and, under Delaware law, are the sole province of the Board. Moreover, under DGCL Section 251, the board of a Delaware corporation must first approve any merger or consolidation before submitting the proposed transaction to the company's stockholders. Therefore, for the Board to merge or sell the Company without analyzing the multitude of ways to enhance stockholder value would not only fail to implement the Proposal but would also be a breach of their fiduciary duty to all of the stockholders and a violation of Delaware corporate law.

     The breadth of the Proposal and its lack of specific direction clearly distinguish it from the more focused proposals which call for a registrant to hire an investment banker to promptly sell the company or to proceed with some other specific extraordinary event. For instance, the Proposal is unlike the proposal in RJR Nabisco Holdings Corp. (December 15, 1995), which called for the Board of Directors to take necessary steps leading to the separation of the company's tobacco business from its non-tobacco business. The ultimate focus of the Proposal is to enhance stockholder value generally, not a specific extraordinary transaction such as a "spin-off" of part of its business. The Division reaffirmed this strict dichotomy between proposals requesting the retention of an investment bank to effect a specific extraordinary transaction from proposals requesting the retention of an investment bank to maximize stockholder value generally in The Quaker Oats Company No-Action request (December 28, 1995). In denying No-Action relief, the Division specifically focused on the proposal's directive that the board hire an investment bank to analyze the separation of the company into two distinct and independent companies. See e.g., MSB Bancorp, Inc. (February 20, 1996) (specific proposal directing Board to undertake specific steps that could lead to the separation of the company's businesses not properly omitted in reliance on subsection (c)(7)) and Sears, Roebuck and Co. (March 16, 1992) (specific proposal requesting the retention of an investment bank to assess the value of Sears, Roebuck if the financial services divisions were spun-off not properly omitted in reliance on subsection (c)(7)). The Proposal is also distinguishable from Daniel Green Company (December 29, 1993), which called for a sale of the company if certain financial targets were not reached, and Weldotron Corporation (May 23, 1991), which called for the Board to contact and negotiate with potential buyers of the company.

     In sum, it is clear that in its response to No-Action requests in this area the Division has differentiated between proposals requesting the Board of Directors or management to hire an investment banker (or take other action) to proceed with a specific extraordinary transaction (which proposals may not be omitted in reliance on subsection (c)(7)) from proposals which call on the board of directors or management to hire an investment banker (or proceed with some other action) to assist in enhancing stockholder value in a general way (which proposals may be omitted in reliance on subsection (c)(7)). This Proposal clearly falls into the latter category.

     In view of the foregoing and on behalf of the Company, we request that the Division confirm that it will not recommend enforcement action against the Company if the Company omits the Proposal from its 1997 proxy materials.

     In accordance with Rule 14a-8, we are furnishing the Proponent with a copy of this letter.

     Please acknowledge receipt of this letter and its enclosures by stamping the enclosed receipt copy of this letter and returning it to our messenger, who has been instructed to wait for its return.

     Any comments with respect to the subject matter of this letter should be addressed to the undersigned. Should the Division disagree with our conclusions with respect to the omission of the Proposal or should the Division need additional information or explanation, we request the opportunity to confer with the Division prior to issuance of your 14a-8(d) response. Please feel free to contact the undersigned at (212) 504-6259 or Derek McNulty, Esq. at (212) 504-6754, if you have any questions or require further information.

                                           Very truly yours,

                                           /s/ Lawrence A. Larose
                                           ----------------------
                                           Lawrence A. Larose